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                                                                      EXHIBIT 23










INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-76518, No. 333-70135, No. 333-82673, No. 333-35978 and No. 333-40256 of M/I
Schottenstein Homes, Inc. on Form S-8 of our reports dated February 15, 2002 appearing in and incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 2001.


/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP



Columbus, Ohio
March 25, 2001